UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2016
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MVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)
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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)
304-363-4800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Directors

On December 28, 2016, Jimmy D. Staton notified MVB Financial Corp. (the “Company”) of his intent to resign, effective December 31, 2016, as a member of the Board of Directors of the Company (the “Company Board”), as well as the MVB Bank, Inc. (the “Bank”) Board of Directors (the “Bank Subsidiary Board”) and the Potomac Mortgage Group, Inc., which does business as MVB Mortgage, (“Mortgage”) Board of Directors (the “Mortgage Subsidiary Board”). Staton also contemporaneously resigned, also effective December 31, 2016, from the position as Chairperson of the Human Resources & Compensation Committee of the Company, as well as from positions as a member of the Audit Committee, Executive Committee, and Finance Committee of the Company and the Executive Committee of the Bank.

Staton is not resigning from the Company Board, the Bank Subsidiary Board, or the Mortgage Subsidiary Board due to any disagreement or dispute with the Company, the Bank, or Mortgage, but rather based upon the scheduling conflicts that exist between Staton’s business ventures and the meetings of the Company, the Bank, and Mortgage. The Company Board, the Bank Subsidiary Board, and the Mortgage Board have accepted the resignations.

            The Company wishes to thank Staton for his service to the Company, the Bank, and Mortgage. The Company wishes Staton continued success in the future.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Larry F. Mazza
Larry F. Mazza President & Chief Executive Officer
Date:  December 30, 2016